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EXHIBIT 12:  STATEMENTS REGARDING COMPUTATION OF RATIOS

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RATIO OF EARNINGS TO FIXED CHARGES
                                                                                                                 NINE MONTHS
                                                                                                                    ENDED
                                                 1995         1996         1997         1998         1999         9/30/2000
                                                 ----         ----         ----         ----         ----         ----------
EARNINGS:
PLUS:
a) Pre-tax income from continuing
operations before adjustment for
minority interest and earnings from
equity investees                                 36,327,000   43,830,000   46,685,000   37,516,000   50,921,000   42,057,000
b) fixed charges                                 14,195,000   13,942,000   14,123,000   14,707,000   15,460,000   19,886,000
c) amortization of capitalized interest                 -            -            -            -            -            -
d) distributed income of equity investees               -            -            -            -            -      3,133,000
e) share of loses of equity investees for
   which charges arising from guarantees
   are included in fixed charges                        -            -            -            -            -            -

LESS:
a) Interest capitalized                                 -            -            -            -      1,049,000      655,000
b) preference security dividend requirements
of consolidated subsidiaries                            -            -            -            -            -            -
c) minority interest in pre-tax income of subs
that have not incurred fixed charges                    -            -            -            -            -     10,276,000
                                                 ---------------------------------------------------------------------------

              (A) EARNINGS =                     50,522,000   57,772,000   60,808,000   52,223,000   65,332,000   54,145,000
                                                 ===========================================================================


FIXED CHARGES:
a) interest expensed and capitalized             13,995,598   13,713,177   13,894,177   14,491,036   15,289,326   19,761,591
b) amoritzed premiums, discounts and
capitalized expenses related to indebtedness        199,402      228,823      228,823      215,964      170,674      124,409
c) estimate of interest within rental expense           -            -            -            -            -            -
d) preference security dividend requirements            -            -            -            -            -            -
of consolidated subsidiaries
                                                 ---------------------------------------------------------------------------

              (B) FIXED CHARGES =                14,195,000   13,942,000   14,123,000   14,707,000   15,460,000   19,886,000
                                                 ===========================================================================


PREFERENCE SECURITY DIVIDEND:
a) dividend requirement                           N/A          N/A          N/A          N/A          N/A             37,000
b) effective tax rate
                                                                                                                        0.35

        (C) Pre-tax Earnings needed to
        cover dividend requirement                N/A          N/A          N/A          N/A          N/A             56,923
                                                  ==========================================================================




RATIO OF EARNINGS TO FIXED CHARGES:
                                                       3.56         4.14         4.31          3.55           4.23      2.72
                                                  ==========================================================================

RATIO OF EARNINGS TO FIXED CHARGES AND
     PREFERENCE DIVIDEND:                         N/A          N/A          N/A          N/A          N/A               2.71
                                                  ==========================================================================


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